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                                                                    Exhibit 1-B
                                                                    Page 1 of 10


                                    BY-LAWS

                                       of

                             ATLANTIC ENERGY, INC.

                                 April 17, 1995

                               ------------------

                                   ARTICLE I

                                  Stockholders

                 Section 1.1 Annual Meeting. The date of the annual meeting of the stockholders of the corporation, for the election of directors and for the transaction of any other proper business which may be considered at such meeting, shall be held on such date as may be designated from time to time by the Board of Directors and stated in the Notice of the Meeting, or if not so designated , shall be held on the first Tuesday in April in each year, or if such day is a legal holiday, then such meeting shall be held on the next day thereafter that is not a legal holiday. The annual meeting in each year shall be held at such hour on said day and at such place within or without the State of Delaware as may be fixed by the board of directors, or if not so fixed, at the offices of Commonwealth Propane, Inc. in the County of Chesterfield, Virginia.

                 Section 1.2 Special Meetings. A special meeting of the holders of stock of the corporation entitled to vote on any business to be considered at any such meeting may be called by the President or the Secretary when directed to do so by resolution of the board of directors or at the written request of directors representing a majority of the whole board or at the written request of the holders of stock representing a majority of the voting power of the corporation entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting.

                 Section 1.3 Notice of Meetings . Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

                 Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than ten nor more than fifty days before the date of the meeting to each stockholder entitled to vote at





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                                                                    Exhibit 1-B
                                                                    Page 2 of 10

such meeting. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

                 When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                 Section 1.4 Quorum. Except as otherwise provided by law in respect of the vote of holders of stock that shall be required for a specified action, at any meeting of stockholders the holders of stock representing a majority of the voting power of the corporation entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but the stockholders present, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in the last paragraph of Section 1.3 of these by- laws, notice need not be given of the adjourned meeting.

                 Section 1.5 Voting. Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote thereat. Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, it shall, except as otherwise required by law or by the certificate of incorporation or by these by-laws, be authorized by a majority of the votes cast at the meeting by the holders of stock entitled to vote thereat.

                 Except as otherwise provided by law or by the certificate of incorporation, each holder of record of stock of the corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of capital stock standing in the name of such holder on the stock ledger of the corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

                 Upon the demand of any stockholder entitled to vote, the vote for directors, or the vote upon any question before a meeting, shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

                 Section 1.6 Presiding Officer and Secretary. At every meeting of stockholders, the Chairman of the Board, or in his absence the President, or in his absence a Vice-President, or,





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                                                                    Exhibit 1-B
                                                                    Page 3 of 10

in none to be present, the appointee of the meeting, shall preside. The Secretary, or in his absence the Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

                 Section 1.7 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the stockholder or by his duly authorized attorney.

                 Section 1.8 List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                 The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

                                   ARTICLE II

                                   Directors

                 Section 2.1 Number of Directors. The board of directors shall consist of such number of persons, not less than three, as shall be determined from time to time by the affirmative vote at a meeting of the holders of stock representing a majority of the voting power of the corporation or by resolution of the board of directors, adopted by a majority of the whole board; provided that the number of directors shall not be reduced so as to shorten the term of any director at the time in office; and provided, further, that the number of directors shall initially be four until otherwise determined by the affirmative vote at a meeting of the holders of stock representing a majority of the voting power of the corporation or by resolution of the board of directors, adopted by a majority of the whole board.

                 Section 2.2 Election and Term of Directors. Directors shall be elected annually at the annual meeting of stockholders and shall hold office until the next annual election. The term





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                                                                    Exhibit 1-B
                                                                    Page 4 of 10

of office of each director shall be from the time of his election and qualification until the annual election of directors next succeeding his election and until his successor shall have been elected and shall have qualified. If the annual election of directors is not held on the date designated therefor, the directors shall cause such election to be held as soon thereafter as convenient.


                 Section 2.3 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by election at a meeting of stockholders. Except as otherwise provided by law, vacancies and such newly created directorships may also be filled by resolution of the board of directors, adopted by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

                 Section 2.4 Resignation. Any director may resign from his office at any time either by oral tender or resignation at any meeting of the board or by oral tender to the President or by giving written notice to the Secretary of the corporation. Any such resignation shall take effect at the time it specifies or, if the time be not specified, upon receipt, and the acceptance of such resignation, unless required by its terms, shall be necessary to make such resignation effective.

                 Section 2.5 Meetings. Meetings of the board, regular or special, may be held at any place within or without the State of Delaware. An annual meeting of the board for the appointment of officers and the transaction of any other business shall be held immediately following the annual meeting of stockholders at the same place at which such meeting shall have been held, and no notice thereof need be given. If the meeting is not so held, the annual meeting of the board shall take place as soon thereafter as is practicable, either at the next regular meeting of the board or at a special meeting. The board may fix times and places for regular meetings of the board and no notice of such meetings need be given. A special meeting of the board shall be held whenever called by the President or by any director (except that if more than one meeting be called by directors in any period of 180 days or less, each such meeting so called may be called only by a majority of the directors then in office) at such time and place as shall be specified in the notice or waiver thereof. Notice of each special meeting shall be given by the Secretary or by a person calling the meeting to each director by mailing the same, first class postage prepaid, not later than the second day before the meeting, or personally or by telegraphing or telephoning the same not later than the day before the meeting.

                 Section 2.6 Quorum and Voting. One-third of the whole board shall constitute a quorum for the transaction of business (except as otherwise provided by Section 2.3 hereof), but in no event shall a quorum consist of less than two directors. If there be less than a quorum at any meeting of the board, a majority of the directors present may adjourn the meeting from time





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                                                                    Exhibit 1-B
                                                                    Page 5 of 10

to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by law or by these by-laws, the act of a majority of the directors at a meeting at which a quorum is present shall be the act of the board of directors.

                 Section 2.7 Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

                 Section 2.8 Compensation. Directors may receive compensation for services to the corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the board.

ARTICLE III

Committees of the Board

                 Section 3.1 Appointment and Powers. The board of directors may from time to time, by resolution adopted by a majority of the whole board, designate an executive committee or such other committee or committees as it may determine, each committee to consist of two or more directors of the corporation. Any such committee, to the extent provided in the resolution shall have and may exercise any of the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and of any alternate member designated by the board, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the board of directors, a majority of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the board of directors whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, by resolution of the board of directors, adopted by a majority of the whole board.





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                                                                    Exhibit 1-B
                                                                    Page 6 of 10

ARTICLE IV

Officers, Agents and Employees

                 Section 4.1 Appointment and Qualification. The officers of the corporation shall be a Chairman of the Board, a President, a Treasurer and a Secretary, and may include one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries, all of whom shall be appointed by the board of directors. The President shall be chosen from among the directors. Any number of offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Each of the officers shall serve either until the annual meeting of the board of directors next succeeding his appointment and until his successor shall have been chosen and qualified. The board may appoint and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold office for such period, have such authority and perform such duties as may from time to time be prescribed by the board.

                 Section 4.2 Removal of Officer, Agent or Employee. Any officer, agent or employee of the corporation may be removed by the board of directors with or without cause at any time, and the board may delegate such power of removal as to officers, agents and employees not appointed by the board of directors. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the corporation shall not of itself create contract rights.

                 Section 4.3 Compensation and Bond. The compensation of the officers of the corporation shall be fixed by the board of directors, but this power may be delegated to any officer in respect of other officers under his control. The corporation may secure the fidelity of any or all of its officers, agents or employees by bond.

                 Section 4.4 President. The President shall be the chief executive officer of the corporation. He may vote the stock or other securities of any other domestic or foreign corporation which may at any time be owned by the corporation, may execute any stockholders' or other consents in respect thereof and may in his discretion delegate such powers by executing proxies, or otherwise, on behalf of the corporation.

                 Section 4.5 Vice Presidents. Each Vice President shall have such powers and perform such duties as the board of directors or the President may from time to time prescribe. In the absence or inability to act of the President, unless the board of directors shall otherwise provide, or unless there shall be in office an Executive Vice President (who shall be senior to all other Vice Presidents) the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the





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                                                                    Exhibit 1-B
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powers of the President.  The performance of any duty by a Vice President shall, in respect of any other person dealing with the corporation, be conclusive evidence of his power to act.

                 Section 4.6 Treasurer. The Treasurer shall have charge of all funds and securities of the corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the corporation in such banks or depositories as the board of directors may authorize. He may endorse all commercial documents requiring endorsements for or on behalf of the corporation and may sign all receipts and vouchers for payments made to the corporation. He shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him by the Chairman of the Board, the President or the board of directors.

                 Section 4.7 Secretary. The Secretary shall record all proceedings of meetings of the stockholders and directors in a book kept for that purpose and shall file in such book all written consents of directors to any action taken without a meeting. He shall attend to the giving and serving of all notices of the corporation. He shall have custody of the seal of the corporation and shall attest the same by his signature whenever required. He shall have charge of the stock ledger and such other books and papers as the board of directors may direct, but he may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the board. He shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him by the President or the board of directors.

                 Section 4.8 Assistant Treasurer. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall, in respect of any other person dealing with the corporation, be conclusive evidence of his power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the board of directors may assign to him.

                 Section 4.9 Assistant Secretaries. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the corporation, be conclusive evidence of his power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the board of directors may assign him.

                 Section 4.10 Delegation of Duties. In case of the absence of any officer of the corporation, or for any other reason that the board may deem sufficient, the board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

                 Section 4.11 Chairman of the Board. The Chairman of the Board shall preside at





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                                                                     Exhibit 1-B
                                                                     Page 8-10

all meetings of the Stockholders and of the Board of Directors and is empowered to sign, in the name of the corporation, certificates of capital stock of the corporation, checks, drafts and other instruments for the payment of money, statements and reports required to be made to governmental officials, stockholders and others; and is further empowered to sign, in the name of the corporation, such promissory notes, bonds, and other instruments of indebtedness, contracts, deeds, or other instruments as may be approved by the Board of Directors and to perform such other acts in the general conduct of the business as may be ordered by the Board.

ARTICLE V

Capital Stock

                 Section 5.1 Certificates. Certificates for stock of the corporation shall be in such form as shall be approved by the board of directors and shall be signed in the name of the corporation by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the corporation or a facsimile thereof, and shall contain such information as is required by law to be stated thereon. If any stock certificate is countersigned by a transfer agent or registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                 Section 5.2 Transfers of Stock. Transfers of stock shall be made only upon the books of the corporation by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for such stock properly endorsed. The board of directors shall have the power to make all such rules and regulations, not inconsistent with the certificate of incorporation and these by-laws, as the board may deem appropriate concerning the issue, transfer and registration of certificates for stock of the corporation. The board may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both, which signature or signatures may be in facsimile form if the board by resolution authorizes such procedure.

                 Section 5.3 Lost, Stolen or Destroyed Certificates. The corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed and the corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The board may









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                                                                    Exhibit 1-B
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require such owner to satisfy other reasonable requirements.

                 Section 5.4 Stockholder Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only such stockholders as shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any record date so fixed.

                 If no record date is fixed by the board of directors, (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                 A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.



ARTICLE VI

Seal

                 Section 6.1 Seal. The seal of the corporation shall consist of a flat-faced circular die with the name of the corporation in a circle and the word "Delaware" and the year of its incorporation in the center. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VII

Waiver of Notice





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                 Section 7.1 Waiver of Notice.  Whenever notice is required to be given by statute, or under any provision of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder's attorney or a proxy duly appointed in writing. Attendance of a stockholder at a meeting of stockholders, or attendance of a director at a meeting of the board of directors or any committee thereof, shall constitute a waiver of notice of such meeting, except when such stockholder or director, as the case may be, attends a meeting for the express purpose of objecting, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of, any regular or special meeting of the stockholders or of the directors need be specified in any written waiver of notice.

ARTICLE VIII

Amendments

                 Section 8.1 Amendments. These by-laws or any of them may be altered, amended or repealed, and new by-laws may be adopted, at any annual meeting of the stockholders, or at any special meeting of the stockholders called for that purpose, by a vote of a majority of the voting power of the shares represented and entitled to vote thereat. The board of directors shall also have the power, by a majority vote of the whole board, to alter or amend or repeal the by- laws or any of them, and to adopt new by-laws, but any such action of the board of directors may be amended or repealed by the stockholders at any annual meeting or any special meeting called for that purpose.





ARTICLE IX

Indemnification and Insurance

                 Section 9.1 Prohibition of Indemnification of Officers and Directors. The Corporation shall have neither the obligation nor the power to indemnify an officer or director against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such a director or officer, whether or not then continuing so to be, or against expenses (including counsel fees) incurred by him in connection therewith. In circumstances in which mandatory provisions of applicable law impose and confer such obligations and powers in a manner not subject to alteration by-laws duly promulgated, the Corporation shall defer its exercise of the power to indemnify, and it shall allow the obligation to indemnify to be performed by the shareholder with whom such officer or





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                                                                   Exhibit 1-B
                                                                   Page 10 of 10

director is affiliated, which has the duty and power to undertake such obligation pursuant to contract and applicable law.

                 Every reference herein to director or officer shall include every director or officer or former director or officer of the Corporation and his executors and administrators.

                 Section 9.2 Prohibition of Directors and Officers Insurance. The Corporation shall have neither the power nor the obligation to carry directors and officers insurance. The provisions in these by-laws shall not affect the power of the Corporation to purchase other types of liability insurance.





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